EXHIBIT 23.1: CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



      Youbet.com, Inc.
      Woodland Hills, California

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-85675, 333-39488 and 333-76029) and on Form S-8 (File No. 333-88047)
          of Youbet.com, Inc. of our report dated February 11, 2003, except for Note 16 which is as of February 22, 2003, relating to the consolidated financial statements of Youbet.com, Inc. as of December 31, 2002 and 2001 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.


      /s/ BDO Seidman, LLP
      Los Angeles, California
      April 14, 2003